Exhibit 99.1
PRESS RELEASE
Investor Relations:        Media:
New York: +1 (917) 663 2233    Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

PHILIP MORRIS INTERNATIONAL INC. (PMI) ANNOUNCES
SENIOR MANAGEMENT CHANGES

NEW YORK, September 28, 2017 -- Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced organizational changes intended to drive the company’s transformation towards a smoke-free future while maintaining its financial performance.

Commenting on the announcement, André Calantzopoulos, Chief Executive Officer, said:

“There is no doubt that the greatest contribution PMI can make to society is to replace cigarettes with less harmful alternatives. The changes we are announcing today reflect our desire to best equip, empower and support our organization as we transform within a rapidly evolving environment. They reflect the exceptional quality and depth of our senior leadership and underscore our commitment to successfully deliver solutions not only for our consumers, employees and shareholders, but also to society in general.”

Effective January 1, 2018:

•	André Calantzopoulos, age 59, will continue to serve as Chief Executive Officer;

•
Jacek Olczak, age 52, currently Chief Financial Officer, will be appointed Chief Operating Officer, responsible for the deployment of global strategy and the delivery of results for combustible and reduced-risk products; and

•	Martin King, age 53, currently President, Asia Region, will be appointed Chief Financial Officer.

•	PMI will operate in six geographic Regions, up from the current four, managed as follows:

o Frederic de Wilde, age 50, will continue to serve as President, European Union Region;
o Marco Mariotti, age 52, currently Senior Vice President, Corporate Affairs, will be appointed President, Eastern Europe Region, including Russia and Ukraine;
o    Drago Azinovic, age 55, currently President, Eastern Europe, Middle East & Africa Region and PMI Duty Free will be appointed President, Middle East & Africa Region and PMI Duty Free, including North Africa (defined as Algeria, Egypt, Libya, Morocco and Tunisia) and Turkey;

o Paul Riley, age 52, currently President PMI Japan, will be appointed President,

Exhibit 99.1
PRESS RELEASE
Investor Relations:        Media:
New York: +1 (917) 663 2233    Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666

       East Asia & Australia Region, including Japan and Korea;
o    Stacey Kennedy, age 44, currently Managing Director Germany, Austria, Croatia and Slovenia, will be appointed President, South & Southeast Asia Region, including Indonesia and the Philippines; and

o    Jeanne Pollès, age 52, will continue to serve as President, Latin America & Canada Region.
•    In addition:
o    Massimo Andolina, age 48, currently Vice President PMI Business Transformation, will be appointed Senior Vice President, Operations, to succeed Antonio Marques, age 62, following his retirement;
o    Werner Barth, age 53, currently Senior Vice President, Marketing and Sales, will be appointed Senior Vice President, Commercial, with a focus on deployment of both combustible and reduced-risk products;
o    Charles Bendotti, age 45, currently Senior Vice President, Human Resources, will be appointed Senior Vice President, People & Culture, and will also assume the responsibilities of Business Transformation, previously held by Mr. Andolina.
o    Patrick Brunel, age 52, will continue to serve as Chief Information Officer;
o    Marc Firestone, age 58, currently Senior Vice President and General Counsel, will be appointed President, External Affairs & General Counsel. Mr. Firestone’s appointment reflects the increasing importance of engagement with regulatory authorities in the context of our reduced-risk products;
o    Jaime Suarez, age 44, currently Vice President, Digital Strategy Reduced-Risk Products, will be appointed Chief Digital Officer; and
o    Miroslaw Zielinski, age 56, currently President, Reduced-Risk Products, will be appointed President, Science & Innovation, responsible for the development of differentiated, commercially viable reduced-risk products and services.

For biographies of the PMI senior management team as of the date of this release, see: https://www.pmi.com/who-we-are/our-leadership-team.

About Philip Morris International Inc. (“PMI”)

PMI is a leading international tobacco company, with six of the world's top 15 international brands and products sold in more than 180 markets. In addition to the manufacture and sale of cigarettes, including Marlboro, the number one global cigarette brand, and other tobacco products, PMI is engaged in the development and commercialization of reduced-risk products (“RRPs”). RRPs is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. Through multidisciplinary capabilities in product development, state-of-the-art facilities, and industry-leading scientific substantiation, PMI aims to provide an RRP portfolio that meets a broad spectrum of adult smoker preferences and rigorous regulatory requirements. For more information, see www.pmi.com and www.pmiscience.com.